News Release

Ryder Reports Second Quarter 2025 Results

Earnings Growth Driven by Resilient Contractual Portfolio and Strategic Initiatives;
2025 Free Cash Flow Forecast Increased by $500 Million

Second Quarter 2025 Highlights
•GAAP EPS from continuing operations of $3.15, up 11% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $3.32, up 11% from prior year, reflecting higher contractual earnings and share repurchases
•Total revenue of $3.2 billion, consistent with prior year
•Operating revenue (non-GAAP) of $2.6 billion, up 2%, reflecting contractual revenue growth in Supply Chain Solutions (SCS) and Fleet Management Solutions (FMS)

Full-Year 2025 Outlook
•Adjusted return on equity (ROE) (non-GAAP) of 17%
•Comparable EPS (non-GAAP) of $12.85 - $13.30
•Operating revenue (non-GAAP) increase of 1%
•Net cash provided by operating activities from continuing operations of $2.8 billion and free cash flow (non-GAAP) of $900 million - $1 billion, up $500 million

MIAMI, July 24, 2025 – Ryder System, Inc. (NYSE: R) reported results for the three months ended June 30 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2025	2024	2025	2024	2025	2024
Continuing operations (GAAP)	$184	178	$132	126	$3.15	2.83
Comparable (non-GAAP)	$193	188	$139	134	$3.32	3.00

Total and operating revenue for the three months ended June 30 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2025	2024	Change	2025	2024	Change
Total	$3,189	3,182	—%	$2,610	2,561	2%
Fleet Management Solutions (FMS)	$1,467	1,478	(1)%	$1,288	1,276	1%
Supply Chain Solutions (SCS)	$1,366	1,341	2%	$1,019	989	3%
Dedicated Transportation Solutions (DTS)	$606	635	(5)%	$470	485	(3)%

CEO Comment

"The Ryder team delivered our third consecutive quarter of double-digit growth in earnings per share," says Ryder Chairman and CEO Robert Sanchez. "Earnings in the second quarter were above our expectations driven by better supply chain performance, partially offset by additional used vehicle wholesale volumes. We remain on track to achieve expected benefits in 2025 from our lease pricing and multi-year maintenance cost-saving initiatives, acquisition synergies, and optimization of our omnichannel retail network. Our ability to generate ROE of 17% in the current environment continues to demonstrate consistent execution and the resilience of our transformed business model.

"SCS delivered another quarter of record earnings, marking nine consecutive quarters of earnings growth. Execution of strategic initiatives and new business were the key drivers of strong SCS performance. DTS earnings were up slightly as acquisition benefits and solid operating performance were offset by lower fleet count, reflecting the prolonged freight market downturn. In FMS, contractual earnings growth, driven by our initiatives, partially offset weaker market conditions in used vehicle sales.

"Our strong capital deployment capacity continues to increase, enabling us to invest in profitable growth and strategic initiatives while also returning capital to shareholders. We recently announced a 12% annualized increase to our quarterly dividend, reflecting higher profitability and improved returns over the cycle. We also continued to execute on our share repurchase programs and have reduced our share count by 21% since 2021.

"Long-term secular growth trends remain intact for all of our businesses. Ryder is well positioned to benefit from the eventual freight cycle upturn in our transactional rental and used vehicle sales offerings, as well as in our contractual businesses as we continue to support customers navigating a dynamic market. We are confident that the structurally higher earnings profile of our transformed business model will continue to outperform prior cycles."

Second Quarter 2025 Segment Review

Fleet Management Solutions: Contractual Earnings Growth Partially Offset Weaker Market Conditions in Used Vehicle Sales

(In millions)	2Q25	2Q24	Change
Total Revenue	$1,467	1,478	(1)%
Operating Revenue (1)	$1,288	1,276	1%

Earnings Before Tax (EBT)	$126	133	(6)%
EBT as a % of total revenue	8.6%	9.0%	(40) bps
EBT as a % of operating revenue (1)	9.7%	10.4%	(70) bps
	8.6%	9.2%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue decreased 1% and operating revenue increased 1%
◦Total revenue reflects lower fuel costs passed through to customers and fewer gallons sold
◦Operating revenue reflects higher ChoiceLease revenue
•FMS EBT of $126 million, decreased 6%
◦Higher ChoiceLease performance driven by pricing and maintenance cost-saving initiatives
◦Lower used vehicle sales results reflect weaker market conditions and higher wholesale volumes to manage aged inventory levels
◦Used tractor and truck pricing both declined 17% from prior year; tractor pricing increased 3% while truck pricing declined 10% sequentially from first quarter of 2025
◦Rental power-fleet utilization was 70%, up from 69% in the prior year, on a 7% smaller average active power fleet

Supply Chain Solutions: Double-Digit Earnings Growth Reflects Continued Strong Operating Performance

(In millions)	2Q25	2Q24	Change
Total Revenue	$1,366	1,341	2%
Operating Revenue (1)	$1,019	989	3%

Earnings Before Tax (EBT)	$99	85	16%
EBT as a % of total revenue	7.2%	6.4%	80 bps
EBT as a % of operating revenue (1)	9.7%	8.6%	110 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue increased 2% and 3%, respectively
◦Total revenue primarily reflects increased operating revenue
◦Increase in operating revenue driven by new business as well as higher customer volumes and pricing
•SCS EBT of $99 million, up 16%
◦EBT growth primarily reflects operating revenue growth and improved performance from optimization of omnichannel retail network

Dedicated Transportation Solutions: Earnings Include Acquisition Synergies Offset by Lower Fleet Count Reflecting Freight Market Conditions

(In millions)	2Q25	2Q24	Change
Total Revenue	$606	635	(5)%
Operating Revenue (1)	$470	485	(3)%

Earnings Before Tax (EBT)	$37	37	1%
EBT as a % of total revenue	6.2%	5.8%	40 bps
EBT as a % of operating revenue (1)	7.9%	7.6%	30 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue and operating revenue decreased 5% and 3%, respectively
◦Primarily due to lower fleet count reflecting prolonged freight market downturn
•DTS EBT of $37 million, up 1%
◦Due to acquisition synergies and prior year integration costs, partially offset by lower operating revenue

Corporate Financial Information

Tax Rate

Our effective income tax rate from continuing operations was 28.3%, as compared to 29.1% in the prior year, and our comparable effective income tax rate (a non-GAAP measure) from continuing operations was 28.0%, as compared to 29.0%. The decrease in the tax rates was primarily due to a reduction in U.S. tax on foreign earnings.

Capital Expenditures, Cash Flow, and Leverage
Second quarter capital expenditures decreased to $1.2 billion in 2025 compared to $1.3 billion in 2024, primarily reflecting reduced investments in ChoiceLease.

Second quarter net cash provided by operating activities from continuing operations was $1.4 billion compared to $1.1 billion in 2024, primarily reflecting lower income tax payments and timing of vendor payments. Free cash flow (non-GAAP) of $461 million compared to $71 million in 2024, primarily reflects higher cash provided by operating activities and reduced capital expenditures.

Debt-to-equity as of June 30, 2025 was 251% compared to 250% at year-end 2024 and is at the bottom end of the company's long-term target of 250% to 300%.

Outlook

"We continue to expect earnings growth in 2025 reflecting ongoing execution on our initiatives and the strength of our contractual businesses," says Ryder Chief Financial Officer Cristina Gallo-Aquino. "Our 2025 free cash flow forecast has been increased by approximately $500 million to reflect lower capital spending and the permanent reinstatement of tax bonus depreciation. The top end of our revised earnings forecast range primarily reflects a more muted second-half recovery for used vehicle sales and contractual sales headwinds from ongoing macroeconomic uncertainty."

Full Year 2025 Outlook
Total Revenue Growth	1%
Operating Revenue Growth (non-GAAP)	1%
FY25 GAAP EPS	$12.15 - $12.60
FY25 Comparable EPS (non-GAAP)	$12.85 - $13.30

Adjusted ROE (1)	17%
Net Cash from Operating Activities from Continuing Operations	$2.8B
Free Cash Flow (non-GAAP)	$900M - $1B
Capital Expenditures	$2.3B
Debt-to-Equity	230%

Third Quarter 2025
3Q25 GAAP EPS	$3.30 - $3.50
3Q25 Comparable EPS (non-GAAP)	$3.45 - $3.65
————————————
(1) The non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures Reconciliations at the end of this release.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

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Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding: our forecast; our outlook; market conditions, such as expectations regarding macroeconomic uncertainty, rental demand and utilization, and used vehicle sales volume and pricing; the freight cycle, including the impact of the prolonged downturn and cycle timing and recovery on our businesses; total and operating revenue, EPS, comparable EPS, adjusted ROE, earnings before income tax, net cash provided by operating activities from continuing operations, free cash flow, debt-to-equity, capital expenditures, and the causes of change; our ability to continue executing on our transformed business model; our ability to outperform prior cycles; pricing and maintenance cost savings initiatives; long-term growth opportunities and secular growth trends; used vehicle inventory and fleet size; our ability to profitably grow business; our ability to support organic growth; growth and continued strong earnings performance in our contractual businesses; strategic investments and acquisitions, including acquisition synergies; the omnichannel retail network; our capital deployment capacity; our actions to increase returns and create long-term value; and our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include our estimates of the impact of residual value estimates on earnings and depreciation expense that is based in part on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to taxes or tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes and uncertainty regarding financial, economic and market conditions in the U.S. and worldwide; supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer (OEM) delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, such as taxes, tariffs, trade restrictions or trade agreements, including the impact to our customers and partners; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations to the most comparable GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and Form 8-K filed with the SEC as of the date of this release, which are available at https://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for July 24, 2025 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-394-8218
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Services revenue	$2,123	2,114	$4,202	4,151
Lease & related maintenance and rental revenue	966	948	1,911	1,884
Fuel services revenue	100	120	206	244
Total revenue	3,189	3,182	6,319	6,279

Cost of services	1,792	1,793	3,564	3,536
Cost of lease & related maintenance and rental	641	644	1,290	1,313
Cost of fuel services	94	116	198	237
Selling, general and administrative expenses	378	368	744	746
Non-operating pension costs, net	9	10	18	21
Used vehicle sales, net	2	(19)	(7)	(39)
Interest expense	102	96	202	188
Miscellaneous income, net	(13)	(4)	(8)	(19)
Restructuring and other items, net	—	—	—	4
	3,005	3,004	6,001	5,987

Earnings from continuing operations before income taxes	184	178	318	292
Provision for income taxes	52	52	88	80
Earnings from continuing operations	132	126	230	212
(Loss) earnings from discontinued operations, net of tax	(1)	1	(2)	—
Net earnings	$131	127	$228	212

Earnings per common share — Diluted
Continuing operations	$3.15	2.83	$5.42	4.72
Discontinued operations	(0.02)	0.01	(0.03)	0.01
Net earnings	$3.13	2.84	$5.39	4.73

Weighted average common shares outstanding — Diluted	41.8	44.6	42.4	44.8

Diluted EPS from continuing operations	$3.15	2.83	$5.42	4.72
Non-operating pension costs, net	0.18	0.17	0.35	0.33
Acquisition costs	—	0.01	—	0.11
Other, net	(0.01)	(0.01)	—	(0.03)
Comparable EPS from continuing operations (1)	$3.32	3.00	$5.77	5.13
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	June 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$180	154
Other current assets	2,160	2,309
Revenue earning equipment, net	9,219	9,206
Operating property and equipment, net	1,196	1,184
Other assets	3,715	3,819
	$16,470	16,672

Liabilities and shareholders' equity:
Current liabilities	$2,135	2,151
Total debt (including current portion)	7,727	7,779
Other non-current liabilities (including deferred income taxes)	3,534	3,625
Shareholders' equity	3,074	3,117
	$16,470	16,672

SELECTED KEY RATIOS AND METRICS

	June 30, 2025	December 31, 2024
Debt to equity	251%	250%

	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Comparable EBITDA (1)	$729	704	$1,400	1,340
Effective interest rate	5.3%	5.2%	5.2%	5.1%

	Six months ended June 30,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$1,403	1,078
Free cash flow (1)	461	71
Capital expenditures paid	1,203	1,324
Gross capital expenditures	1,192	1,301

	Twelve months ended June 30,
	2025	2024
Adjusted ROE (2)	17%	16%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2025	2024	Change	2025	2024	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$871	856	2%	$1,738	1,698	2%
Commercial rental	239	244	(2)%	458	475	(4)%
SelectCare and other	178	176	2%	352	354	—%
Fuel services revenue	179	202	(12)%	366	406	(10)%
Fleet Management Solutions	1,467	1,478	(1)%	2,914	2,933	(1)%
Supply Chain Solutions	1,366	1,341	2%	2,697	2,643	2%
Dedicated Transportation Solutions	606	635	(5)%	1,208	1,198	1%
Eliminations	(250)	(272)	(8)%	(500)	(495)	1%
Total revenue	$3,189	3,182	—%	$6,319	6,279	1%

Operating Revenue: (1)
Fleet Management Solutions	$1,288	1,276	1%	$2,548	2,527	1%
Supply Chain Solutions	1,019	989	3%	2,019	1,961	3%
Dedicated Transportation Solutions	470	485	(3)%	930	911	2%
Eliminations	(167)	(189)	(12)%	(330)	(343)	(4)%
Operating revenue	$2,610	2,561	2%	$5,167	5,056	2%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$126	133	(6)%	$220	233	(6)%
Supply Chain Solutions	99	85	16%	186	149	24%
Dedicated Transportation Solutions	37	37	1%	64	55	17%
Eliminations	(36)	(34)	3%	(68)	(63)	6%
	226	221	2%	402	374	7%
Unallocated Central Support Services	(21)	(22)	(1)%	(42)	(35)	(18)%
Intangible amortization expense	(12)	(11)	11%	(25)	(22)	16%
Non-operating pension costs, net	(9)	(10)	(10)%	(18)	(21)	(11)%
Other items impacting comparability, net	—	—	NM	1	(4)	NM
Earnings from continuing operations before income taxes	184	178	3%	318	292	9%
Provision for income taxes	52	52	—%	88	80	9%
Earnings from continuing operations	$132	126	4%	$230	212	9%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended June 30,			Six months ended June 30,
(In millions)	2025	2024	Change	2025	2024	Change
Fleet Management Solutions
FMS total revenue	$1,467	1,478	(1)%	$2,914	2,933	(1)%
Fuel services revenue	(179)	(202)	(12)%	(366)	(406)	(10)%
FMS operating revenue (1)	$1,288	1,276	1%	$2,548	2,527	1%

Segment earnings before income taxes	$126	133	(6)%	$220	233	(6)%
FMS earnings before income taxes as % of FMS total revenue	8.6%	9.0%		7.5%	8.0%
FMS earnings before income taxes as % of FMS operating revenue (1)	9.7%	10.4%		8.6%	9.2%

	Three months ended June 30,			Six months ended June 30,
(In millions)	2025	2024	Change	2025	2024	Change
Supply Chain Solutions
SCS total revenue	$1,366	1,341	2%	$2,697	2,643	2%
Subcontracted transportation and fuel	(347)	(352)	(1)%	(678)	(682)	(1)%
SCS operating revenue (1)	$1,019	989	3%	$2,019	1,961	3%

Segment earnings before income taxes	$99	85	16%	$186	149	24%
SCS earnings before income taxes as % of SCS total revenue	7.2%	6.4%		6.9%	5.7%
SCS earnings before income taxes as % of SCS operating revenue (1)	9.7%	8.6%		9.2%	7.6%

	Three months ended June 30,			Six months ended June 30,
(In millions)	2025	2024	Change	2025	2024	Change
Dedicated Transportation Solutions
DTS total revenue	$606	635	(5)%	$1,208	1,198	1%
Subcontracted transportation and fuel	(136)	(150)	(9)%	(278)	(287)	(3)%
DTS operating revenue (1)	$470	485	(3)%	$930	911	2%

Segment earnings before income taxes	$37	37	1%	$64	55	17%
DTS earnings before income taxes as % of DTS total revenue	6.2%	5.8%		5.3%	4.6%
DTS earnings before income taxes as % of DTS operating revenue (1)	7.9%	7.6%		6.9%	6.0%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended June 30,		Six months ended June 30,		2025/2024
	2025	2024	2025	2024	Three Months	Six Months
ChoiceLease
Average fleet count	143,200	146,000	144,000	144,600	(2)%	—%
End of period fleet count	142,600	145,000	142,600	145,000	(2)%	(2)%
Average active fleet count (1)	134,500	137,600	134,800	136,000	(2)%	(1)%
End of period active fleet count (1)	134,100	136,800	134,100	136,800	(2)%	(2)%

Commercial rental
Average fleet count	34,300	35,500	34,600	35,600	(3)%	(3)%
End of period fleet count	34,000	35,400	34,000	35,400	(4)%	(4)%
Rental utilization - power units (2)	70%	69%	68%	68%	100bps	—bps
Rental rate change - % (3)	4%	—%	3%	—%

Customer vehicles under SelectCare contracts
Average fleet count	43,000	50,400	42,800	50,800	(15)%	(16)%
End of period fleet count	43,400	48,500	43,400	48,500	(11)%	(11)%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,000	13,500	13,000	13,500	(4)%	(4)%
End of period power vehicles (4)	3,800	4,100	3,800	4,100	(7)%	(7)%

Customer vehicles under DTS contracts
End of period fleet count (4)	18,400	19,900	18,400	19,900	(8)%	(8)%
End of period power vehicles (4)	7,200	7,600	7,200	7,600	(5)%	(5)%

Used vehicle sales (UVS)
End of period fleet count	9,600	9,500	9,600	9,500	1%	1%
Used vehicles sold	6,200	6,000	11,300	12,600	3%	(10)%
UVS pricing change (5)
Tractors	(17)%	(19)%	(16)%	(27)%
Trucks	(17)%	(27)%	(18)%	(28)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Total revenue	$3,189	3,182	$6,319	6,279
Subcontracted transportation and fuel	(579)	(621)	(1,152)	(1,223)
Operating revenue (1)	$2,610	2,561	$5,167	5,056

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Six months ended June 30,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$1,403	1,078
Proceeds from sales (primarily revenue earning equipment) (2)	260	317
Other (2)	1	—
Total cash generated (1)	1,664	1,395
Purchases of property and revenue earning equipment (2)	(1,203)	(1,324)
Free cash flow (1)	$461	71

COMPARABLE EARNINGS RECONCILIATION
	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Earnings from continuing operations	$132	126	$230	212
Non-operating pension costs, net	8	7	15	15
Acquisition costs	—	1	—	5
Other, net	(1)	—	—	(2)
Comparable earnings from continuing operations (1) (3)	$139	134	$245	230

Tax rate on continuing operations	28.3%	29.1%	27.7%	27.7%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (3)	(0.3)%	(0.1)%	(0.7)%	(0.3)%
Comparable tax rate on continuing operations (1) (3)	28.0%	29.0%	27.0%	27.4%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended June 30,
(Dollars in millions)	2025	2024
Net earnings	$506	495
Other items impacting comparability, net	8	10
Tax impact (1)	—	(6)
Adjusted net earnings	$514	499

Average shareholders' equity	$3,068	3,082
Average adjustments to shareholders' equity (2)	4	(7)
Adjusted average shareholders' equity	$3,072	3,075

Adjusted return on equity (3)	17%	16%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
(In millions)	2025	2024	2025	2024
Net earnings	$131	127	$228	212
Loss (earnings) from discontinued operations, net of tax	1	(1)	2	—
Provision for income taxes	52	52	88	80
EBT	184	178	318	292
Non-operating pension costs, net	9	10	18	21
Acquisition costs	—	1	—	6
Other, net	—	(1)	(1)	(2)
Comparable EBT (1)	193	188	335	317
Interest expense	102	96	202	188
Depreciation	420	428	845	852
Used vehicle sales, net	2	(19)	(7)	(39)
Intangible amortization	12	11	25	22
Comparable EBITDA	$729	704	$1,400	1,340
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2025	2024	Change
Total revenue	$12,700	12,636	1%
Subcontracted transportation and fuel	(2,300)	(2,370)	(3)%
Operating revenue (1)	$10,400	10,266	1%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Third Quarter 2025	Full Year 2025
EPS from continuing operations	$3.30 - $3.50	$12.15 - $12.60
Non-operating pension costs	0.15	0.70
Comparable EPS from continuing operations forecast (1)	$3.45 - $3.65	$12.85 - $13.30

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net cash provided by operating activities from continuing operations	$2,800
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,300

Purchases of property and revenue earning equipment (2)	(2,300)
Free cash flow (1)	$1,000
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net earnings	$520
Tax impact (1)	—
Adjusted net earnings for ROE (numerator) (2) [A]	$520

Average shareholders' equity [B]	$3,110

Adjusted return on equity (2) [A]/[B]	17%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
Note: Amounts may not be additive due to rounding.

ryder-financial